As filed with the Securities and Exchange Commission on September 9, 1999
                         Post-Effective Amendment No. 1

                                          (Registration Statement No. 333-34879)
                                                     Registration No. 333-

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   ---------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                        under
                             THE SECURITIES ACT OF 1933

                                   ---------------

                              GATX CAPITAL CORPORATION
               (Exact name of registrant as specified in its charter)

                Delaware                                 94-1661392
       (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                             Four Embarcadero Center
                         San Francisco, California 94111
                                 (415) 955-3200
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              THOMAS C. NORD, ESQ.
                            GATX Capital Corporation
                       Vice President and General Counsel
                             Four Embarcadero Center
                         San Francisco, California 94111
                                 (415) 955-3200
       ------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                    Copy to:

                              JOHN P. McENROE, ESQ.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064

      Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective depending on market conditions and other factors.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title of Each                     Maximum         Maximum
Class of         Amount           Offering        Aggregate       Amount of
Securities to    to Be            Price           Offering        Registration
Be Registered    Registered(1)    Per Unit        Price(1)(2)     Fee(3)
--------------------------------------------------------------------------------
Senior and
Subordinated Debt
Securities.......$500,000,000 (3) 100%            100%            $139,000.00
--------------------------------------------------------------------------------

(1) Or, if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $500,000,000.

(2) Estimated solely for the purposes of determining the amount of the registration fee.

(3) In addition to the debt securities to be registered hereby, this registration statement carries forward $16.0 million of debt securities previously registered pursuant to Registration Statement No. 333-34879. The filing fee previously paid with respect to such debt securities was $4,720.00

                          -----------------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

      The prospectus contained herein is a combined prospectus filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and also relates to Registration Statement No. 333-34879.

      This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-34879, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with sec tion 8(c) of the Securities Act of 1933, as amended.

                 Subject to completion, dated September 9, 1999

                                   Prospectus

                                  ------------

                                U.S. $500,000,000

                                  ------------

                            GATX CAPITAL CORPORATION
                             Four Embarcadero Center
                             San Francisco, CA 94111
                                 (415) 955-3200

                                 DEBT SECURITIES

      We may offer to sell up to U.S. $500,000,000 of our debt securities in one or more offerings. In this prospectus, we describe generally the terms of these debt securities, which will consist of senior securities and subordinated securities. We will describe the specific terms of the debt securities that we offer in a supplement or supplements to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement and if applicable, pricing supplements, that relate to that offering.

                                  ------------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September 9, 1999

--------------------------------------------------------------------------------
The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

      You should rely only on the information incorporated by reference or contained in this prospectus and any applicable prospectus supplement and pricing supplement, if any. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our debt securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or the applicable prospectus supplement and pricing supplement, if any, is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement and pricing supplement, if any, or of any sale of our debt securities.

      In this prospectus, "GATX Capital," "we," "us," "our" and the "Company" each refers to GATX Capital Corporation and its consolidated subsidiaries.

                              ABOUT THIS PROSPECTUS

      The prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We provide information to you about these securities in three documents that progressively provide more detail:

      1. This prospectus which contains general information that may or may not apply to each offering of securities.

      2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, you should rely on the different information in the applicable prospectus supplement.

      3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

      You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading "Where You Can Find More Information" below to learn more about the Company and the securities offered.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the debt securities that we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement of which this prospectus forms a part and the exhibits and any schedules filed with the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede information in this prospectus.

      The following documents, which are on file with Commission, are incorporated by reference in and made a part of this prospectus:

      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998; and

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

      We also incorporate by reference any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities or otherwise terminate the offering of securities offered by this prospectus.

      We will provide without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Such request should be directed to:

                 Thomas C. Nord, Esq.
                 Vice President and General Counsel
                 GATX Capital Corporation
                 Four Embarcadero Center
                 San Francisco, California 94111
                 Telephone Number: (415) 955-3200

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about GATX Capital's industry, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Many of these risks and uncertainties will be described with particularity in the applicable prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus or the prospectus supplement containing such forward-looking statements. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

      We are a diversified global financial services company which provides asset-based financing for transportation, information technology and industrial equipment. Our strategy is to invest in and manage assets by combining our asset knowledge, transaction-structuring capabilities and portfolio management expertise to control assets with significant upside potential. We and our subsidiaries actively invest in a wide variety of assets. These investments are made through a variety of financing instruments, primarily leases and loans, either for our own account or through partnerships and joint ventures. We actively manage existing portfolio of investments as well as those of institutional investors, and several joint ventures and partnerships in which we participate. Key strategic partners include a cross section of domestic and international commercial banks, insurance companies and large industrial companies and manufacturers. Additionally, we arrange secured financing for others.

      GATX Corporation (GATX) owns all of our common and preferred stock through a wholly owned subsidiary. GATX founded the Company as GATX Leasing Corporation, a Delaware corporation, in 1968 to own, sell and finance equipment independent of GATX's own specialized equipment activities. Since that time, we have developed a portfolio of earning assets diversified across industries and equipment classifications. At June 30, 1999, GATX Capital's investment portfolio of approximately $2.3 billion, before reserves, consists of commercial jet aircraft (31%), railroad equipment (14%), information technology equipment (23%), marine equipment (6%), warehouse and production equipment (4%), golf courses and equipment (2%) and other equipment (20%).

      We have a financial and management interest in 125 aircraft as of June 30, 1999, and orders and options for an additional 14 aircraft. 99.9% of the aircraft portfolio (in investment dollars) is compliant with Stage 3 noise regulations. GATX Capital also has a financial and management interest in 946 locomotives and 53,947 railcars as of June 30, 1999. The utilization rate on the operating lease fleet for our locomotives and railcars as of that date is approximately 97.5% and 98%, respectively.

      We regularly purchase assets from manufacturers, including those of commercial aircraft, or others to acquire, directly or through joint ventures and partnerships in which we participate, additional equipment to complement our investment portfolio. Such purchases may be material in amount and have an effect on our financial condition, results of operations and debt service capability.

                                  RISK FACTORS

      You should carefully consider the specific risks set forth under the heading "Risk Factors" in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones facing our Company. Additional risks and uncertainties not currently known to us or that we currently think are immaterial may also impact our business operations.

                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

      We compute the ratio of earnings to fixed charges by dividing earnings from continuing operations before fixed charges and income taxes by the fixed charges. This ratio includes our earnings and fixed charges as well as those of all of our consolidated subsidiaries. Fixed charges consist of interest and debt expense and the portion of rentals for real and personal properties in an amount we deem to be representative of the interest factor.

                      Six Months
                     Ended June 30,        Year Ended December 31,
                     --------------   ---------------------------------
                      1999   1998     1998   1997   1996    1995   1994
                      ----   ----     ----   ----   ----    ----   ----
Ratio of earnings
to fixed charges      2.08x  2.40x    2.01x  2.17x  1.83x   1.88x  1.85x

                           DESCRIPTION OF DEBT SECURITIES

     We describe in this section the general terms that will apply to any debt securities that the Company may offer in the future, to which a future prospectus supplement and pricing supplement, if any, may relate. At the time that we offer debt securities, we will describe in the prospectus supplement and pricing supplement, if any, that relates to that offering (i) the specific terms of the debt securities and (ii) the extent to which the general terms described in this section apply to those debt securities.

      We expect to issue debt securities consisting of senior securities and subordinated securities. The senior securities are to be issued under an Indenture dated as of July 31, 1989, as supplemented and amended by a Supplemental Indenture dated as of December 18, 1991, by a Second Supplemental Indenture dated as of January 2, 1996 and by a Third Supplemental Indenture dated as of October 14, 1997 between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee. This indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The subordinated securities are to be issued under a separate indenture. The Trustee for the indenture for the subordinated securities will be identified in the relevant prospectus supplement. In the discussion that follows, we summarize particular provisions of the indentures. Our discussion of indenture provisions is not complete. You should read the indentures for a more complete understanding of the provisions we describe.

      The aggregate principal amount of debt securities that the Company may issue under each of the indentures is unlimited. (Section 3.1)

General

      Debt securities offered by this prospectus will be limited to an aggregate initial public offering price of $500,000,000 or the equivalent amount in one or more foreign currencies or composite currencies. The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The senior securities will rank equally and ratably with other senior indebtedness of the Company. The subordinated securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the applicable prospectus supplement.

      Each prospectus supplement and pricing supplement, if any, relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

      o     the title of the debt securities;

      o     any limit on the aggregate principal amount of the debt securities;

      o whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

      o     the date or dates on which the debt securities will mature;

      o the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

      o the payment dates on which interest, if any, on the debt securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an Interest Payment Date will be paid;

      o     any mandatory or optional sinking fund or analogous provisions;

      o each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

      o the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of the Company or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

      o the denominations in which any debt securities will be issuable, if other than denominations of $100,000;

      o any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

      o the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

      o the application, if any, of either or both of the defeasance or covenant defeasance sections of the indentures to the debt securities;

      o the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

      o the terms of subordination applicable to any series of subordinated securities; and

      o any other terms of the debt securities not inconsistent with the provisions of the indentures.

Any such prospectus supplement and pricing supplement, if any, will also describe any special provisions for the payment of additional amounts with respect to the debt securities of such series.

      Except where we describe in the applicable prospectus supplement and pricing supplement, if any, the indentures do not contain any covenants specifically designed to protect holders of the debt securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

      We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement and pricing supplement, if any, any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement and pricing supplement, if any.

Global Securities

      According to the indentures, so long as the depository's nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement and pricing supplement, if any, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement and pricing supplement, if any.

Subordination

      We may issue subordinated securities from time to time in one or more series under the subordinated indenture. Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable prospectus supplement and pricing supplement, if any.

Certain Covenants of the Company with Respect to Senior Securities

      In this section we describe the principal covenants that will apply to the senior securities unless otherwise indicated in the applicable prospectus supplement and pricing supplement, if any.

      Limitation on Liens. The senior securities are not secured by mortgage, pledge or other lien. We have covenanted that neither we nor any Restricted Subsidiary (which the indenture relating to the senior securities defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles, in the consolidated financial statements of the Company) will subject any of our property, tangible or intangible, real or personal, to any lien unless the senior securities are secured equally and ratably with other indebtedness thereby secured. The exceptions from this covenant include any liens existing on the date of the indenture relating to the senior securities, as well as certain other liens, and the extension, renewal or replacement of those liens including without limitation:

      (a) Liens on any property provided that the creditor has no recourse against the Company or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease therefrom;

      (b) Liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property;

      (c) Other liens not permitted by clauses (a) and (b) on property then owned or thereafter acquired, provided no such lien shall be incurred pursuant to clause (c) if the aggregate amount of indebtedness secured by liens incurred pursuant to clauses (b) and (c), including the lien proposed to be incurred, would exceed 30% of Net Tangible Assets (which the indenture relating to the senior securities defined as the total assets of the Company less (x) current liabilities and (y) intangible assets);

      (d) Liens securing certain intercompany indebtedness;

      (e) A banker's lien or right of offset;

      (f) Liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of the Company;

      (g) Liens on sublease interests held by the Company if those liens are in favor of the person granting the lease to the Company;

      (h) Various specified governmental liens and deposits; and

      (i) Various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit.

      Limitation on Dividends. In addition, we have covenanted that neither we nor any Restricted Subsidiary will pay any dividends upon any of our stock of any class or make any distribution of cash or property among our stockholders by reduction of capital or otherwise (other than in stock of the Company) or purchase or redeem any stock of any class of the Company unless the aggregate amounts of all such payments and distributions after December 31, 1988 will not exceed the sum of (i) the total of the accumulated consolidated net income of the Company and its Restricted Subsidiaries during the period after December 31, 1988, (ii) any net consideration received from the sale of stock of any class of the Company after December 31, 1988, (iii) the aggregate principal amount of any indebtedness of the Company which shall have been converted into the stock of any class of the Company and (iv) $250,000,000. This restriction does not apply to:

      o The payment of dividends on preferred stock or any payment to purchase shares of preferred stock subject to a mandatory sinking fund, provided that such payments are included in the foregoing calculations,

      o The redemption or retirement of any shares of our capital stock by exchange for, or out of the proceeds of a substantially concurrent sale of, other shares of capital stock,

      o The purchase of any shares of our capital stock pursuant to or in connection with any retirement, bonus, profit sharing, thrift, savings, stock option or compensation plan for our officers or employees, or

      o The conversion of shares of any of our stock into shares of any other of our stock.

Merger and Consolidation

      Each indenture provides that the we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than GATX Capital) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payments of the principal of (and premium, if any) and interest on the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company.

Modification and Waiver

      The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of 66-2/3% in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

      o Change the stated maturity of any installment of principal of, or interest on, any debt security or change the redemption price;

      o Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

      o Change the place or currency of any payment of principal or interest on any debt security;

      o Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

      o Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

      o Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture and waive our compliance with certain provisions of each indenture.

Events of Default, Waiver and Notice

      An event of default with respect to any debt security of any series is defined in each indenture as being:

      o Default for 30 days in payment of any interest on or any additional amounts payable in respect of any debt security of that series;

      o Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

      o Default in the performance or breach of any other covenant or warranty of the Company in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

      o Certain events of bankruptcy, insolvency and reorganization of the Company; and any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and pricing supplement, if any.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

      Each indenture provides also that:

      o If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or warranty applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of such series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

      o If the event of default resulting from default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the trustee or the holders of 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

      The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture or shall not be unduly prejudicial to the holders not taking part in such direction. The Company is required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of certain of its obligations under the applicable indenture and as to any default in such performance of fulfillment.

Concerning The Trustee

      Chase Manhattan Bank and Trust Company, National Association, is the senior indenture trustee under the senior indenture. Certain affiliates of the trustee under the indenture relating to the senior securities has substantial banking relationships with the Company, GATX and certain other affiliates of the Company and is the trustee under the indenture relating to the senior securities with respect to other series of debt securities, under another indenture with the Company and under certain equipment trust agreements with an affiliate.

      The trustee under the indenture relating to the senior securities and the trustee under the indenture relating to the subordinated securities may from time to time make loans to the Company and perform other services for the Company in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                              PLAN OF DISTRIBUTION

      We may sell the debt securities to one or more underwriters or dealers for public offering and sale by them and to investors directly or through agents. The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement and pricing supplement, if any, will describe the method of distribution of the debt securities offered by that prospectus supplement and pricing supplement, if any.

      In connection with the sale of the debt securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the debt securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the debt securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the prospectus supplement and pricing supplement, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

      Each underwriter, dealer and agent participating in the distribution of any debt securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, debt securities in bearer form to persons located in the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of the debt securities.

      Some of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

      Our Vice-President and General Counsel, Thomas C. Nord, Esq., will pass on the validity of the debt securities offered by this prospectus. If we offer the debt securities through underwriters, dealers or agents, then Pillsbury Madison & Sutro LLP will pass on certain legal matters for the debt securities for the underwriters, dealers and agents.

                                     EXPERTS

      The consolidated financial statements of GATX Capital Corporation appearing in GATX Capital Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

            The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee.

         SEC registration fee..............................    $124,000.00
         Accounting fees and expenses .....................    $    *
         Legal fees and expenses, including Blue Sky fees and
            expenses ......................................    $    *
         Printing and engraving fees.......................    $    *
         Trustee's fees and expenses ......................    $    *
         Rating agency fees ...............................    $    *
         Miscellaneous.....................................    $    *
                                                               -----------
            Total..........................................    $    *
                                                               ===========

* To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

      Article VI of the By-Laws of the Company provides in terms similar to those of Section 145 of the Delaware General Corporation Law that the Company shall have power to indemnify its directors and officers.

      Reference is made to Section 6 of the Distribution Agreement filed as
Exhibit 1.1 to this registration statement and Section VIII of the Underwriting Agreement filed as Exhibit 1.2 hereto pursuant to which the agents may under certain circumstances indemnify the officers and directors of the Company.

      Under the terms of a Directors and Officers Liability and Company Reimbursement Liability Policy, the directors and officers of the Company are insured up to an aggregate liability in each policy year of $75,000 per occurrence, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such policy.

Item 16. Exhibits.

Exhibit
Number                       Description of Exhibit
------                       ----------------------

1.1*  Form of Distribution Agreement.

1.2*  Form of Underwriting Agreement.

4.1 Indenture dated as of July 31, 1989 between GATX Capital Corporation (formerly named GATX Leasing Corporation) and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300).

4.2 Supplemental Indenture dated as of December 18, 1991 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to
      Exhibit 4(b) to the Company's Form S-3 Registration Statement No.
      33-64474).

4.3 Second Supplemental Indenture dated as of January 2, 1996 between GATX Corporation and The Chase Manhattan Bank (incorporated by reference to
      Exhibit 4.3 to the Company's Form 8-K dated October 15, 1997).

4.4 Third Supplemental Indenture dated as of October 14, 1997 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.4 to the Company's Form 8-K dated October 15,
      1997).

4.5 Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Company's Form S-3 Registration Statement No. 333-34879).

4.6*  Form of Debt Security.

4.7*  Form of Medium-Term Note (Fixed Rate).

4.8*  Form of Medium-Term Note (Floating Rate).

5* Opinion of Thomas C. Nord, Esq., Vice President and General Counsel of GATX Capital Corporation.

12*   Computation of Ratio of Earnings to Fixed Charges

23.1* Consent of Thomas C. Nord, Esq., Vice President and General Counsel of
      GATX Capital Corporation (included in Exhibit 5).

23.2* Consent of Ernst & Young LLP.

24*   Power of Attorney (included on page II-5).

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

----------

*  Filed herewith.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310(a) of the Trust indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under
            Section 305(b)(2) of the Act.

      (7)   The undersigned registrant hereby undertakes that:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 9th day of September, 1999.

                                        GATX CAPITAL CORPORATION
                                               (Registrant)


                                        By: /s/ JESSE V. CREWS
                                            ------------------------------------
                                            Jesse V. Crews, President,
                                            Director and Chief Executive Officer

                                  POWER OF ATTORNEY

       We, the undersigned officers and directors of GATX Capital Corporation, hereby severally constitute Thomas C. Nord and Richard M. Tinnon, and either of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this registration statement on Form S-3 (including but not limited to post-effective amendments, prospectus supplements) and any subsequent registration statement to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (or any successor thereto) by GATX Capital Corporation for the purpose of registering under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable GATX Capital Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                         Title                         Date
      ---------                         -----                         ----

/S/ JESSE V. CREWS         President, Chief Executive
-------------------------  Officer and Director (Principal     September 9, 1999
    Jesse V. Crews         Executive Officer)


/S/ JACK F. JENKINS-STARK  Senior Vice President and Chief
-------------------------  Financial Officer (Principal        September 9, 1999
    Jack F. Jenkins-Stark  Financial Officer)


/S/ DELPHINE M. REGALIA    Vice President and Controller
-------------------------  (Principal Accounting Officer)      September 9, 1999
    Delphine M. Regalia

/S/ RONALD H. ZECH         Chairman of the Board
-------------------------                                      September 9, 1999
    Ronald H. Zech

/S/ DAVID B. ANDERSON      Director
-------------------------                                      September 9, 1999
    David B. Anderson

/S/ ALLAN C. COE           Executive Vice President and
-------------------------  Director                            September 9, 1999
    Alan C. Coe

/S/ DAVID M. EDWARDS       Director
-------------------------                                      September 9, 1999
    David M. Edwards

/S/ KATHRYN G. JACKSON     Executive Vice President and
-------------------------  Director                            September 9, 1999
    Kathryn G. Jackson

                                INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                       Description of Exhibit                     Page
-------                      ----------------------                 ------------

1.1*  Form of Distribution Agreement.

1.2*  Form of Underwriting Agreement.

4.1   Indenture dated as of July 31, 1989 between GATX Capital
      Corporation (formerly named GATX Leasing Corporation) and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300).

4.2 Supplemental Indenture dated as of December 18, 1991 between GATX Capital Corporation and The Chase Manhattan Bank
      (incorporated by reference to Exhibit 4(b) to the Company's Form S-3 Registration Statement No. 33-64474).

4.3 Second Supplemental Indenture dated as of January 2, 1996 between GATX Corporation and The Chase Manhattan Bank
      (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K dated October 15, 1997).

4.4 Third Supplemental Indenture dated as of October 14, 1997 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.4 to the Company's Form 8-K dated October 15, 1997).

4.5   Form of Subordinated Indenture (incorporated by reference to
      Exhibit 4.3 to the Company's Form S-3 Registration Statement No.
      333-34879).

4.6*  Form of Debt Security.

4.7*  Form of Medium-Term Note (Fixed Rate).

4.8*  Form of Medium-Term Note (Floating Rate).

5*    Opinion of Thomas C. Nord, Esq., Vice President and General
      Counsel of GATX Capital Corporation.

12*   Computation of Ratio of Earnings to Fixed Charges.

23.1* Consent of Thomas C. Nord, Esq., Vice President and General
      Counsel of GATX Capital Corporation (included in Exhibit 5).

23.2* Consent of Ernst & Young LLP.

24*   Power of Attorney (included on page II-5).

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

---------------
* Filed herewith.